Ex-99.23(g)(16)

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT


     This Amendment dated the 12th day of September, 2006, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the "Agreement") by and between JNL Series Trust and JNL Investors Series Trust (each individually the "Trust") and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the "Custodian").

     WHEREAS, the Trust and the Custodian have entered into the Agreement;

     WHEREAS, in order to reflect the replacement of Jeffrey C. Nellessen with Daniel W. Koors, as an authorized person and Trust Officer; and

     WHEREAS, in order to reflect the additions of Tracey McLaughlin and Eric Bjornson as authorized persons,

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

2. To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

3. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4. The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


JNL SERIES TRUST                               MELLON TRUST OF NEW ENGLAND, N.A.
JNL INVESTORS SERIES TRUST

By: /s/ Robert a. Fritts                       By: /s/ Candice Walker
Name:   Robert A. Fritts                       Name:   Candice Walker
Title:  President and Chief Executive Officer  Title:  Vice President

                                   APPENDIX A
                           LIST OF AUTHORIZED PERSONS


     I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Trust and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                                 SIGNATURE


Eric Bjornson
                                  --------------------------------------------


Robert A. Fritts
                                  --------------------------------------------


Daniel W. Koors
                                  --------------------------------------------


Tracey McLaughlin
                                  --------------------------------------------


Mark D. Nerud
                                  --------------------------------------------


Susan S. Rhee
                                  --------------------------------------------


William V. Simon
                                  --------------------------------------------


                                  JNL SERIES TRUST
                                  JNL INVESTORS SERIES TRUST

                                  By: /s/ Susan S. Rhee
                                          Susan S. Rhee, Secretary

                                   APPENDIX B
                                 TRUST OFFICERS


     I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

     The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Trust's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                   POSITION                        SIGNATURE


Robert A. Fritts       President and Chief            /s/ Robert A. Fritts
                       Executive Officer

Mark D. Nerud          Vice President, Treasurer      /s/ Mark D. Nerud
                       and Chief Financial Officer

Susan S. Rhee          Vice President, Secretary      /s/ Susan S. Rhee
                       and Counsel

Steven J. Fredricks    Chief Compliance Officer       /s/ Steven J. Fredricks


Daniel W. Koors        Assistant Treasurer            /s/ Daniel W. Koors

                                                     JNL SERIES TRUST
                                                     JNL INVESTORS SERIES TRUST

                                                     By: /s/ Susan S. Rhee
                                                     Susan S. Rhee, Secretary

                                                     Dated: SEPTEMBER 12, 2006